UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 17, 2020

Gulf Island Fabrication, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	001-34279	72-1147390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16225 Park Ten Place, Suite 300

Houston, Texas 77084

(Address of principal executive offices)(Zip Code)

(713) 714-6100

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	GIFI	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry into a Material Definitive Agreement.

On April 17, 2020, Gulf Island Fabrication, Inc. (the “Company”) entered into an unsecured loan in the aggregate principal amount of $10.0 million (the “Loan”) with Hancock Whitney Bank (the “Lender”) pursuant to the Paycheck Protection Program (the “PPP”), which is sponsored by the Small Business Administration (the “SBA”). The PPP is part of the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”), and it provides for loans to qualifying businesses in a maximum amount equal to the lesser of $10.0 million and 2.5 times the average monthly payroll expenses of the qualifying business. The proceeds of the loan may only be used for payroll costs, rent, utilities, mortgage interests, and interest on other pre-existing indebtedness (the “permissible purposes”).

The Loan, and interest accrued thereon, is forgivable, partially or in full, if certain conditions are met. The most significant of the conditions are:

•	only amounts expended for permissible purposes during the eight week period following April 17, 2020 (the “covered period”) are eligible for loan forgiveness;
•	of the total amount of expenditures for which forgiveness can be granted, at least 75% must be for payroll costs, or a proportionate reduction of the maximum loan forgiveness amount will occur; and
•	if there are reductions in headcount (or employee compensation is reduced by more than 25%) during the covered period, a further reduction of the maximum loan forgiveness amount will occur.

The Loan is evidenced by a promissory note, dated as of April 17, 2020 (the “Note”), between the Company, as the borrower, and the Lender. The Note matures on April 17, 2022 and bears interest at a fixed rate of 1.0 percent per annum, payable in 17 monthly payments commencing on November 17, 2020.  The Loan may be prepaid at any time prior to maturity with no prepayment penalties. In order to obtain full or partial forgiveness of the Loan, the Company must request forgiveness and must provide satisfactory documentation in accordance with applicable SBA guidelines. The Company will be obligated to repay any portion of the principal amount of the Note that is not forgiven, together with interest accrued and accruing thereon at the rate set forth above, until such unforgiven portion is paid in full. The Company intends to use the Loan proceeds for only permissible purposes; however, the Company can provide no assurances that it will be eligible for forgiveness of the Loan, in whole or in part.

The foregoing summary is only a summary of certain provisions of the Note and is qualified in its entirety by the full text of the Note, which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2020.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure under Item 1.01 above which is hereby incorporated in this Item 2.03 by reference. Upon a default under the Note, including the non-payment of principal or interest, the obligations of the Company under the Note may be accelerated and the Lender may pursue its rights under the Uniform Commercial Code and any other applicable law or in equity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF ISLAND FABRICATION, INC.

		By:	/s/ Westley S. Stockton
Westley S. Stockton
Executive Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer)
Dated:	April 20, 2020